Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MAINE PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Maine 01-0113635

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of Principal Executive Offices) (Zip Code)

STOCK PLAN FOR OUTSIDE DIRECTORS

(Full title of plan)

Larry E. LaPlante

209 State Street

Presque Isle, Maine 04769

(207) 768-5811

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed Maximum Proposed Maximum Amount of

Title of Amount to be Offering Price Aggregate Offering Registration

Securities Registered Per Share* Price* Fee

Common Stock, 20,000 sh. $ 17.2815 $ 345,630 $ 91.25

$7.00 Par Value

*Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h). Reflects the average of the high and low prices reported for March 2, 2000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement covers offers of Common Stock by the Registrant to participants in the Stock Plan for Outside Directors. Prospectuses for such shares will be provided to participants, as specified by Rule 428(b)(1), but are not filed herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Annual Report of Maine Public Service Company (the "Company") on Form 10-K for the year ended December 31, 1998.

(b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999, and September 30, 1999.

(c) The Company's Current Reports on Form 8-K filed on April 9, 1999, April 28, 1999, June 9, 1999, December 1, 1999, February 8, 2000.

(d) The description of the Company's Common Stock contained in the registration statement filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Company's bylaws provide for indemnification of directors and officers of the Company for certain actions taken or omitted in good faith. In general, the scope of such indemnity is as broad as is permitted by the Maine Business Corporation Act. In addition, Company carries liability insurance relative to certain of these indemnifications. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8. Exhibits.

Please see the Index to Exhibits, following the signature page of the Registration Statement.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Presque Isle, State of Maine, on March 3, 2000.

MAINE PUBLIC SERVICE COMPANY

By: /s/ Paul R. Cariani

President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and executive officers of Maine Public Service Company, hereby severally constitute Paul R. Cariani and Larry E. LaPlante, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to this Registration Statement filed with the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown on March 3, 2000.

SIGNATURE TITLE

/s/ Paul R. Cariani President, Chief Executive Officer, Director

/s/ Larry LaPlante Vice President, Treasurer and Chief Financial Officer

/s/ Robert E. Anderson Director

/s/ Donald F. Collins Director

/s/ D. James Daigle Director

/s/ Richard G. Daigle Director

J. Gregory Freeman Director

/s/ Deborah L. Gallant Director

/s/ Nathan L. Grass Director

/s/ G. Melvin Hovey Director

J. Paul Levesque Director

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement. Items containing parenthetical references to exhibits in prior filings are incorporated herein by reference to the stated exhibits in those prior filings.

4.1 Stock Plan for Outside Directors (filed herewith)

4.2 Restated Articles of Incorporation of the Registrant, as amended. (Exhibit 3(a) to 1990 Form 10-K)

4.3 Bylaws of the Registrant, as amended. (Exhibit 3(b) to 1987 Form 10-K)

4(a) Indenture of Mortgage and Deed of Trust defining the rights of the holders of the Company's First Mortgage Bonds. (Exhibit 4(a) to 1980 Form 10-K)

4(b) First Supplemental Indenture. (Exhibit 4(b) to 1980 Form 10-K)

4(c) Second Supplemental Indenture. (Exhibit 4(c) to 1980 Form 10-K)

4(d) Third Supplemental Indenture. (Exhibit 4(d) to 1980 Form 10-K)

4(e) Fourth Supplemental Indenture. (Exhibit 4(e) to 1980 Form 10-K)

4(f) Fifth Supplemental Indenture. (Exhibit A to Form 8-K dated May 10, 1968)

4(g) Sixth Supplemental Indenture. (Exhibit A to Form 8-K dated April 10, 1973)

4(h) Seventh Supplemental Indenture. (Exhibit A to Form 8-K dated November 7, 1975)

4(i) Eighth Supplemental Indenture. (Exhibit 4(i) to 1980 Form 10-K)

4(j) Ninth Supplemental Indenture. (Exhibit B to Form 10-Q for the second quarter of 1978)

4(k) Tenth Supplemental Indenture. (Exhibit 4(k) to 1980 Form 10-K)

4(l) Eleventh Supplemental Indenture. (Exhibit 4(l) to 1982 Form 10-K)

4(m) Indenture defining the rights of the holders of the Company's 9 7/8% debentures. (Exhibit A to Form 8-K, dated June 10, 1970)

4(n) Indenture defining the rights of the holders of the Company's 14% debentures. (Exhibit 4(n) to 1982 Form 10-K)

4(o) Twelfth Supplemental Indenture. (Exhibit 4(o) to Form 10-Q for the quarter ended September 30, 1984)

4(p) Thirteenth Supplemental Indenture. (Exhibit 4(p) to Form 10-Q for the quarter ended September 30, 1984)

4(q) Fourteenth Supplemental Indenture, Dated July 1, 1985. (Exhibit 4(q) to 1985 Form 10-K)

4(r) Fifteenth Supplemental Indenture, Dated March 1, 1986. (Exhibit 4(r) to 1985 Form 10-K)

4(s) Sixteenth Supplemental Indenture, Dated September 1, 1991. (Exhibit 4(s) to the Company's 1991 Form 10-K)

4(t) Seventeenth Supplemental Indenture, Dated April 1, 1997 (Exhibit 4(t) to the Company's 1999 Form 10-K)

4(u) Eighteenth Supplemental Indenture, Dated April 1, 1998 (Exhibit 4(u) to the Company's 1999 Form 10-K)

4(v) Nineteenth Supplemental Indenture, Dated May 1, 1998 (Exhibit 4(v) to the Company's 1999 Form 10-K)

5 Opinion of Verrill & Dana, LLP, including the consent of such counsel

23.1 Consent of PriceWaterhouseCoopers LLP

23.2 Consent of Verrill & Dana, LLP (included in Exhibit 5)

24 Powers of Attorney (included on signature page)

Exhibit 4.1

MAINE PUBLIC SERVICE COMPANY

STOCK PLAN FOR OUTSIDE DIRECTORS

1. PURPOSE. The purpose of this Plan is to align more closely the interests of the non-employee directors ("Outside Directors") of Maine Public Service Company ("Company") with the interests of the Company's shareholders. Under the Plan, each Outside Director is to receive a quarterly grant of Company stock, as part of his or her director compensation for the preceding quarter.

2. DEFINITIONS. As used in this Plan, the following capitalized words and phrases shall have meanings specified, unless the context clearly indicates that a different meaning is intended:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Company" shall mean Maine Public Service Company.

(c) "Director" or "Outside Director" shall mean a non-employee director of the Company.

(d) "Plan" shall mean the Maine Public Service Company Stock Plan for Outside Directors.

(e) "Share" shall mean a share of Common Stock of the Company.

(f) "Treasury Shares" shall mean shares of Common Stock that have previously been issued and subsequently reacquired by the Company, but which remain part of the authorized capital stock of the Company.

3. QUARTERLY GRANT OF SHARES. As of the last day of March, June, September and December of each year (each such date being a "grant date"), and without further action by the Board or the shareholders, each Outside Director shall receive a grant of Shares having a value of five hundred dollars ($500), as determined below, rounded down to the nearest whole number of Shares, plus cash in lieu of any fractional shares. Provided, however, that a person who became an Outside Director after the first business day of the relevant quarter, or whose service as an Outside Director terminated (due to retirement, resignation, removal, employment by the Company, or otherwise) before the last business day of the quarter, shall receive a reduced number of Shares, based on the number of calendar days in office as an Outside Director divided by the total number of calendar days in the quarter. The Company shall issue certificates for the granted Shares to each relevant Director within 30 days after the grant date.

4. DETERMINATION OF VALUE OF SHARES. For purposes of the Plan, the per share value of the Shares shall be determined as of the close of business on the grant date and shall be deemed equal to the closing price of the Common Stock on that date, as last reported on the American Stock Exchange or such other national securities exchange on which the Common Stock is then principally listed or admitted to trading.

(If the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported on Nasdaq or such other system then in use; or, if no bids for the Common Stock are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected by the Board.)

5. VESTING AND TRANSFER OF SHARES. Shares shall be deemed earned and fully vested upon receipt. Certificates for Shares may bear an appropriate legend noting transfer restrictions, if any, under applicable securities laws. Transfer of the Shares may require compliance with preclearance policies of the Company, or other applicable procedures regarding transfer.

6. USE OF TREASURY SHARES. The Shares issued under the Plan shall consist of Treasury Shares, if and to the extent available, and otherwise shall consist of stock other than Treasury Shares.

7. TAX WITHHOLDINGS. The receipt of Shares will constitute income to the Director under applicable income tax laws. The Company may, without limitation, offset other cash payments to the Director in order to satisfy applicable withholding requirements in respect of each grant of Shares.

8. CONTINUED SERVICE AS A DIRECTOR. Neither the Plan nor any grant of Shares shall limit or otherwise affect the right of the Board or the shareholders to terminate the service of a Director.

9. INTERPRETATION, AMENDMENT, AND TERMINATION. The Board shall have authority to interpret the Plan, and all such interpretations shall be binding on the Company, the Directors, and the shareholders. The Board shall have authority to amend the Plan or terminate the Plan at any time. Except as the Board may otherwise determine, the Plan shall terminate upon consummation of any merger in which the Company is not the surviving corporation or upon consummation of a sale of all assets of the Company.

10. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maine.

Exhibit 5

VERRILL & DANA, LLP

ONE PORTLAND SQUARE

PORTLAND, MAINE 04112-0586

207-774-4000 * FAX 207-774-7499

March 8, 2000

Maine Public Service Company

P.O. Box 1209

Presque Isle, ME 04769

Re: Stock Plan for Outside Directors --

Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Maine Public Service Company, a Maine corporation (the "Company"), relating to the registration of 20,000 shares (the "Shares") of the Company's Common Stock, par value $7.00 per share, proposed to be issued by the Company in connection with the Company's Stock Plan for Outside Directors (the "Plan"). It is our understanding that the Registration Statement is to be filed with the Securities and Exchange Commission on or about March 9, 2000.

We have examined the originals, or photostatic or certified copies, of such records and certificates of the Company, such certificates of public officials and of officers of the Company, and such other documents as we have deemed relevant. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Verrill & Dana, LLP

GSF/bjt

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Maine Public Service Company of our report dated February 12, 1999 relating to the financial statements, which report appears in the 1998 Annual Report to Shareholders of Maine Public Service Company, which is incorporated by reference in Maine Public Service Company's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Maine

March 8, 2000